EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated July 20, 2011 in the Amendment No. 2 to the Registration Statement
(File No. 333-174424) and related Prospectus of Guggenheim Defined Portfolios, Series 795.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
July 20, 2011